UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2007, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), entered into an Employee Separation Agreement with Release of Claims with Alfred F. Riedler, to be effective November 15, 2007 (the “Separation Agreement”), in connection with his termination of employment as St. Bernard’s Chief Financial Officer. Pursuant to the terms of the Separation Agreement, Mr. Riedler is entitled to severance payments, which shall be equivalent to Mr. Riedler’s base salary over a five month period (the “Severance Period”), and shall be made in the form of salary continuation in accordance with St. Bernard’s standard payroll schedule. Additionally, through April 2008, St. Bernard will also pay Mr. Riedler’s health insurance premiums. Pursuant to the Separation Agreement and in accordance with their terms, all outstanding unvested stock options then held by Mr. Riedler shall expire as of November 15, 2007, and all outstanding vested but unexercised stock options then held by him will remain exercisable for a period of three months following his termination.

Pursuant to the Separation Agreement, Mr. Riedler provided a release of all claims against St. Bernard and agreed to refrain from certain conduct. If at anytime during the Severance Period Mr. Riedler obtains employment, the severance payments and benefits granted by the Severance Agreement shall terminate.

The full text of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employee Separation Agreement with Release of Claims between St. Bernard and Alfred F. Riedler, dated October 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: October 9, 2007	By:	/s/ Bradford Weller
Bradford Weller, Esq.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employee Separation Agreement with Release of Claims between St. Bernard and Alfred F. Riedler, dated October 8, 2007.